UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Organovo Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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Organovo Holdings, Inc.

6275 Nancy Ridge Dr.

San Diego, CA 92121

July 12, 2013

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Organovo Holdings, Inc. on Wednesday, August 21, 2013 at 9:00 a.m. (local time). The meeting will be held at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials primarily over the Internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On July 12, 2013, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the three-month transition period ended March 31, 2013 and the fiscal years ended December 31, 2010, 2011 and 2012, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of Annual Meeting, the Proxy Statement, and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and the Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Keith Murphy

Keith Murphy

Chairman of the Board, Chief Executive Officer and President

ORGANOVO HOLDINGS, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 21, 2013

To Our Stockholders:

The 2013 annual meeting of stockholders of Organovo Holdings, Inc. will be held at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121 on August 21, 2013 at 9:00 a.m. (local time) for the following purposes:

1.	To elect Tamar Howson and Richard Heyman, PhD as Class II Directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2014;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers;

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation;

5.	To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 5,000,000 shares; and

6.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR proposals 2, 3 and 5 and FOR one year on proposal 4 listed above. Stockholders of record at the close of business on July 1, 2013 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: Our Annual Report on Form 10-KT and our Notice of 2013 Annual Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Keith Murphy

Keith Murphy
Chairman of the Board, Chief Executive Officer and President

July 12, 2013

ORGANOVO HOLDINGS, INC.

6275 Nancy Ridge Dr., Suite 110,

San Diego, California 92121

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 21, 2013

This Proxy Statement, along with a proxy card,

is being made available to our stockholders on or about July 12, 2013

GENERAL INFORMATION

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors of Organovo Holdings, Inc. (the “Board” or “Board of Directors”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on August 21, 2013 at our corporate offices at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121 at 9:00 a.m. (local time) and any adjournments or postponements thereof. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Organovo Holdings, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement, our Transition Report on Form 10-KT for the three month period ended March 31, 2013 and for the fiscal years ended December 31, 2010, 2011 and 2012 (the “Annual Report”) to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of shares of our common stock, $0.001 par value per share (the “common stock”), our only class of issued and outstanding voting securities, at the close of business on July 1, 2013 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of July 1, 2013, 64,951,014 shares of our common stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank , trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks or other nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers, banks or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters. As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

The specific vote required for the election of a director and for the approval of each of the other proposals is set forth under each proposal.

There are five proposals scheduled to be voted on at the Annual Meeting:

1.	To elect Tamar Howson and Richard Heyman, PhD as Class II Directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2014;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers;

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and

5.	To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 5,000,000 shares.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR proposals 2, 3 and 5 and FOR one-year on proposal 4 listed above. The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 20, 2013.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 20, 2013.

•

By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

You may also vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Mayer Hoffman McCann as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2014, in favor of the non-binding advisory vote on the compensation of our named executive officers, in favor of one-year on the non-binding advisory vote on the frequency of the advisory vote on executive compensation, in favor of an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 5,000,000 shares and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 5:00 p.m. (Pacific) on August 20, 2013), or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

BOARD OF DIRECTORS INFORMATION

Presently, the number of directors comprising our Board of Directors is five. Our Board is divided into three classes, with one class standing for election each year for a three-year term. There is one Class I director, two Class II directors, and two Class III directors. The Class I director is Keith Murphy, our Chief Executive Officer, whose term will expire at our 2015 Annual Meeting. Tamar Howson and Andras Forgacs are our Class II Directors, whose terms will expire at the 2013 Annual Meeting. Robert Baltera and James Glover are our Class III Directors whose terms will expire at our 2014 annual meeting of stockholders.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Tamar Howson and Richard Heyman, PhD for election at the Annual Meeting as Class II Directors, for a three-year term expiring at the 2016 Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Both Ms. Howson and Dr. Heyman have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

In addition to the information set forth below regarding our directors and our director candidates and the skills that led our Board to conclude that these individuals should serve as directors, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Our Board of Directors

The following sets forth information regarding the business experience of our current directors and our director nominees as of July 12, 2013:

Name	Age	Position(s)
Keith Murphy	41	Chairman of the Board, Chief Executive Officer, and President
James Glover	63	Director
Tamar Howson	64	Director Nominee
Robert Baltera, Jr.	48	Director
Richard A. Heyman, PhD	56	Director Nominee
Andras Forgacs	36	Director through Annual Meeting

Nominees for Election as Class II Directors for a term expiring at the 2016 Annual Meeting of Stockholders

Tamar Howson, Director Nominee, joined our Board in June 2013. Ms. Howson has served as a corporate business development and strategy consultant to biopharmaceutical companies since 2011. From 2009 to 2011, she served as a member of the transaction advisory firm, JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, a biotech company. Prior to joining Lexicon Pharmaceuticals, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb. Ms. Howson currently serves on the board of directors of Warner Chilcott Public Limited Company, Idenix Pharmaceuticals Inc. and OXiGENE, Inc. During the prior five years, Ms. Howson also served as a director of BioLineRx Ltd., S*BIO Pte, Ltd. and Soligenix, Inc. In addition, Ms. Howson serves as a director of the International Partnership for Microbicides, a non-profit product development partnership. She previously served on the boards of Aradigm, Soligenix, S*BIO, Ariad Pharmaceuticals, SkyePharma, NPS Pharma, Targacept, and HBA Ms. Howson holds an MBA from Columbia University, a MS from City University of New York, and a BS in Chemical Engineering from the Technion, Israel.

Ms. Howson’s extensive experience in the pharmaceutical and biotech industries, including as a corporate business development and strategy consultant to biopharmaceutical companies and as a senior professional at leading pharmaceutical companies, including Bristol-Myers Squibb and SmithKline Beecham, and her past and current service on the boards of directors of other public and private companies qualify her to be a member of our Board of Directors.

Dr. Richard A. Heyman, Director Nominee, has been nominated to be elected as a member of our Board at the 2013 Annual Meeting. Dr. Heyman has 20 years of drug discovery experience in the biotech sector and, most recently, cofounded Aragon Pharmaceuticals in 2009. In June 2013, Aragon announced a definitive agreement with Johnson and Johnson whereby Aragon will be acquired for up to $1 billion dollars in total transaction value. Previously, he was Chief Scientific Officer at Kalypsys, Inc., where he conducted drug discovery in therapeutic areas such as metabolic diseases, pain, and inflammation. In 1999, he cofounded and served as Chief Scientific Officer of X-Ceptor Therapeutics, a company that developed compounds targeting nuclear receptors for the treatment of metabolic diseases. X-Ceptor was acquired by Exelixis in 2004. Before X-Ceptor, he was Vice President of Research at Ligand Pharmaceuticals and was project leader for multiple discovery programs, including the successful identification and development of Panretin® and Targretin®, retinoids approved by the FDA for the treatment of cancer. He was an NIH postdoctoral fellow and staff scientist at the Salk Institute for Biological Studies. He received a PhD in pharmacology from the University of Minnesota and a BS in chemistry from the University of Connecticut.

Class I Director Continuing in Office until the 2015 Annual Meeting of Stockholders

Keith Murphy, Chairman of the Board, Chief Executive Officer, and President, is one of our founders and joined us in July 2007. Mr. Murphy previously served at Alkermes, Inc., a biotechnology company, from July 1993 to July 1997, where he played a role on the development team for their first approved product, Nutropin (hGH) Depot. He moved to Amgen, Inc. in August 1997, where he developed several other novel formulation and device products. He has over 18 years of experience in biotechnology, including serving in Product Strategy and Director of Process Development roles at Amgen through July 2007. He was previously Global Operations Leader for the largest development program in Amgen’s history, the osteoporosis/bone cancer drug Prolia/Xgeva (denosumab). He holds a BS in Chemical Engineering from MIT, and is an alumnus of the UCLA Anderson School of Management.

Mr. Murphy’s previous experience in the biotechnology field, especially in developing novel products, and his educational experience qualify him to be a member of our Board of Directors.

Class III Directors Continuing in Office until the 2014 Annual Meeting of Stockholders

James T. Glover, Director, joined us in July 2012. Mr. Glover was the Senior Vice President, Operations and Chief Financial Officer of Anadys Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company acquired by Hoffmann-La Roche Inc., from 2006 to 2009. From 1989 to 2006, he was employed by Beckman Coulter, Inc., a leading biomedical testing instruments company, most recently serving as Senior Vice President and Chief Financial Officer. Mr. Glover served as a director of Varian, Inc., a publicly-traded company purchased by Agilent Technologies, and was Varian’s audit committee chairman. Mr. Glover received his BS in accounting from California State Polytechnic University and his MBA from Pepperdine University. Mr. Glover is also a certified public accountant.

Mr. Glover’s previous service as a Chief Financial Officer for a number of public companies and his finance and accounting expertise and experience qualify him to be a member of our Board of Directors.

Robert Baltera, Jr., Director, joined us as a director in October 2009. Most recently, Mr. Baltera was the Chief Executive Officer of Amira Pharmaceuticals, a position he held from July 2007 through September 2011. Amira was sold to Bristol-Myers Squibb in September 2011 for $325 million in cash up front, plus additional milestone payments of up to $150 million. Mr. Baltera is a seasoned pharmaceutical industry executive who has acquired a wealth of business and product management experience during his 17 years with biotech pioneer Amgen, beginning in November 1990. In his role of leading Amira, he was instrumental in focusing the company’s development efforts, strengthening and developing its pipeline and forging key collaborations with partners such as GlaxoSmithKline. Before becoming Amira’s CEO, he held a number of senior management positions at Amgen, the last being Vice President of Corporate and Contract Manufacturing. He served as Amgen’s team leader responsible for the approval of Kineret in rheumatoid arthritis. Mr. Baltera has an MBA from the Anderson School at UCLA and earned a BS in microbiology and a MS in genetics from The Pennsylvania State University. Mr. Baltera attended the Director Education and Certification program at UCLA and passed the certification exam.

Mr. Baltera’s previous executive leadership and product development experience at Amira and Amgen, as well as his educational background qualify him to be a member of our Board of Directors.

Non-Continuing Class II Director with a term expiring at the 2013 Annual Meeting of Stockholders

Andras Forgacs, Director, is one of our founders and joined us as a director in April, 2007. Mr. Forgacs has served as Chief Executive Officer of Modern Meadow, a private company focused on applying the latest advances in tissue engineering to develop cultured leather and meat products, since August 2011. Mr. Forgacs served as a Managing Director at Richmond Global, an international technology-focused venture fund from July, 2008 to January 2012. Prior to joining Richmond, beginning in November, 2005, he was a consultant in the New York office of McKinsey & Company advising global financial institutions, healthcare/pharmaceutical companies and private equity/venture capital firms. Mr. Forgacs began his career with Citigroup as an investment banker in the Financial Strategy Group in July, 1999, and helped found the client-facing Ecommerce Group. Mr. Forgacs is a Kauffman Fellow with the Center for Venture Education and a Term Member with the Council on Foreign Relations. He holds an MBA from the Wharton School of Business and a Bachelor of Arts with honors from Harvard University. Mr. Forgacs is the son of Gabor Forgacs, PhD, who developed Organovo’s breakthrough organ printing technology while leading a team of top regenerative medicine scientists from multiple universities, with the backing of a $5MM National Science Foundation Grant. Dr. Forgacs was one of the founders of the Company.

Mr. Forgacs’ previous experience with emerging growth companies in the equity/venture capital field and his educational experience qualified him to be a member of our Board of Directors through the term of his service.

No Family Relationships

There are no family relationships between any of our officers and directors. Andras Forgacs is the son of Dr. Gabor Forgacs, who developed Organovo’s breakthrough organ printing technology while leading a team of top regenerative medicine scientists from multiple universities, with the backing of a $5MM National Science Foundation Grant. Dr. Forgacs was one of the founders of the Company.

Board Committees

	Compensation Committer	Audit Committee	Nominating and Corporate Governance Committee
Keith Murphy	—	—	—
Tamar Howson	X	X	X
Andras Forgacs	—	—	—
James Glover	Chair	Chair	X
Robert Baltera, Jr.	X	X	Chair

Compensation Committee. Our Compensation Committee currently consists of Ms. Tamar Howson and Messrs. James Glover (Chair) and Robert Baltera. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board the compensation to be offered to our non-employee directors. The Board has determined that Ms. Howson and Messrs. Glover and Baltera are each an “independent director” under the listing standards of the NYSE MKT stock exchange. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com

Audit Committee. Our Audit Committee currently consists of Ms. Tamar Howson and Messrs. James Glover (Chair) and Robert Baltera. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NYSE MKT stock exchange and the applicable rules and regulations of the SEC. The Board has also determined that Ms. Howson and Messrs. Glover and Baltera are each an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Ms. Tamar Howson and Messrs. Robert Baltera (chair) and James Glover. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for the Board and its committees, making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees (including the reporting channels through which the Board receives information and the quality and timeliness of the information), developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of the Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. The Board has determined that each current member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the NYSE MKT stock exchange. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

CORPORATE GOVERNANCE MATTERS

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The references to our website address below do not constitute incorporation by reference of the information contained at or available on our website.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to facilitate the effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Our Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. The full text of our Corporate Governance Guidelines is available on our website at www.organovo.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our officers, directors, employees and consultants. We have posted a copy of our Code of Business Conduct, and intend to post any amendments to this Code, or any waivers of its requirements, on our website at www.organovo.com, as permitted under the SEC’s rules and regulations.

Board Independence

We recently received approval to list our shares of common stock for trading on the NYSE MKT stock exchange. As a result, our Board utilizes the definition of “independence” as that term is defined by the listing standards of the NYSE MKT and the rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NYSE MKT and the rules and regulations of the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has affirmatively determined that Tamar Howson, James Glover, Robert Baltera and Richard Heyman, PhD each qualify as “independent” directors within the meaning of the listing standards of the NYSE MKT and the rules and regulations of the SEC.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and its stockholders. At the current time, our Chairman of the Board, Keith Murphy, also serves as our Chief Executive Officer and President. Our Board has determined that this structure is the most effective leadership structure for the Company at this time. The Board believes that

Mr. Murphy is the director best situated to identify strategic opportunities and to focus the activities of the Board due to his full-time commitment to the business and his company-specific experience. The Board also believes that the combined role of Chairman and Chief Executive Officer promotes effective execution of strategic imperatives and facilitates information flow between management and the Board. Our Board has determined that maintaining the independence of the Company’s directors and managing the composition and function of the Board’s committees help maintain the Board’s strong, independent oversight of management. These independent directors meet regularly in executive session without the presence of management or any non-independent directors. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board and Committee Attendance

During the three-month transition period ended March 31, 2013 and during the fiscal year ended December 31, 2012, all directors attended at least 75% or more of the aggregate of the meetings of the Board and of each of the Board committees on which they served.

Director Attendance at the Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and the Board. As a result, we encourage our directors to attend our Annual Meetings. We reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer. Our Board committees also generally meet in executive session at the end of each committee meeting.

Board Oversight of Risk

Our Board is actively involved in the oversight of risks that could affect our Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with specific reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair to the Board regarding the Committee’s considerations and actions, as well as through regular reports directly from the member or members of management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Consideration of Director Nominees

General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees. The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s Bylaws. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for the 2014 Annual Meeting” below in this Proxy Statement.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, the independent directors as a group or any individual director may send communications directly to the Company at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the positions set forth opposite their names as of July 1, 2013.

Name	Age	Position
Keith Murphy	41	Chairman of the Board, Chief Executive Officer and President
Barry Michaels	63	Chief Financial Officer and Corporate Secretary
Sharon Presnell, PhD	44	Chief Technology Officer and Executive Vice President of Research and Development
Eric David, PhD	41	Chief Strategy Officer
Michael Renard	54	Executive Vice President of Commercial Operations

See the section entitled “Board of Directors Information” above, for a description of the business experience and educational background of Mr. Murphy.

Barry D. Michaels, Chief Financial Officer and Corporate Secretary, joined us in August 2011. Mr. Michaels was the Chief Financial Officer of Cardima, Inc., a publicly-traded medical device company (NASDAQ: CRDM), from July 2003 through June 2005, and thereafter a consultant to Cardima through January 2008. Mr. Michaels has been an independent consultant to medical device and technology companies since 1997, and has more than 30 years of combined industry experience. Since January 2008 and prior to joining us, Mr. Michaels devoted his time to his consulting practice. In addition to his consulting practice, Mr. Michaels served as Chief Financial Officer of Lipid Sciences (NASDAQ: LIPD), a biotechnology company, from May 2001 through January 2003. Prior to joining Lipid Sciences, Mr. Michaels served as the Chief Financial Officer of IntraTherapeutics, Inc., an endovascular company, from March 2000 until its acquisition by Sulzer Medica in May 2001. Mr. Michaels received an MBA in finance from San Diego State University and is an alumnus of the UCLA Anderson School of Management.

Dr. Sharon Collins Presnell, Chief Technology Officer and Executive Vice President of Research and Development, joined us in May 2011. Dr. Presnell has over 15 years of experience in the leadership of product-focused R&D. As an Assistant Professor at the University of North Carolina from 1998 to 2001, Dr. Presnell’s research in liver and prostate biology and carcinogenesis produced cell- and tissue-based technologies that were out licensed for industrial applications. She joined Becton Dickinson & Co. (BD) in July 2001, and played a key role in the early discovery and development of BD’s Discovery Platform and FACS CAP™ tools for the optimization of in vitro culture environments and flow cytometry-based characterization of cells. In her role at BD, she grew and led a large multi-disciplinary team to establish feasibility for the Discovery Platform and FACS CAP in multiple therapeutic areas, including diabetes, and stewarded both technologies through revenue-generating commercial partnerships. Dr. Presnell joined Tengion, Inc. in February 2007 as the Senior Vice President of Regenerative Medicine Research, a position that she held until joining us in May 2011. At Tengion, Dr. Presnell was directly involved in the discovery and early development of Tengion’s Neo-Kidney Augment™ technology. Dr. Presnell holds a PhD in Pathology from the Medical College of Virginia.

Dr. Eric Michael David, Chief Strategy Officer, joined us in May 2012. Dr. David was most recently Associate Partner at the consultancy McKinsey & Company, where he served private equity, pharmaceutical, biotech, diagnostic, and medical device clients to support pipeline and R&D strategy, as well as market entry strategy. Dr. David played a critical role in the commercial translation of 3D bioprinting as a founder and early director of Organovo, Inc. Prior to his time at McKinsey, Dr. David served as a freelance consultant to the Department of Health and Human Services in the use of genomic technologies for early detection of pathogens for public health preparedness. He completed his residency in Internal Medicine at New York Presbyterian Hospital, where he served as Assistant Chief Resident and received the Dick Bowman Award for scientific endeavor and dedication to patient care. He was also Assistant Professor at The Rogosin Institute and adjunct faculty at The Rockefeller University. He received his MD from Columbia University College of Physicians and Surgeons, his JD from Columbia University School of Law, and a BA in physics and fine arts from Amherst College. He is board certified in Internal Medicine and admitted to the Bar in New York State.

Michael Renard, Executive Vice President of Commercial Operations, joined us in May 2012. Mr. Renard has more than 29 years of experience in commercial operations, business development and sales and marketing for the life science industry. From 1997 until May 2012, he served at Beckman Coulter holding various positions in program management, business operations and business development. He most recently was the vice president of marketing for North America commercial operations where he was responsible for achieving $2 billion in revenue across 11 major product lines. Before Beckman Coulter, he was Vice President and General Manager in a start-up development stage incubator division of Sanofi, Inc. and Director of Corporate Accounts at Kallestad Diagnostics. He has an MBA from Rockhurst University and a BA in biology and chemistry from St. Olaf College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of July 1, 2013 by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors, director nominees and named executive officers; and (iii) all of our executive officers, directors and director nominees as a group. Unless otherwise indicated in the table or the footnotes to the following table, each person named in the table has sole voting and investment power and such person’s address is c/o Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of July 1, 2013. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual.

Applicable percentages are based on 64,951,014 shares of common stock outstanding as of July 1, 2013.

Beneficial Ownership(1)
Name and address of Beneficial Owner	Number of Common Shares		Percent of Common Shares
5% Stockholders
Gabor Forgacs 16 Pleasant Street Potsdam, NY 13676	6,057,741	(2)	9.3%
Directors
Andras Forgacs	782,088	(3)	1.2%
Robert Baltera, Jr.	160,006	(4)	0.2%
James Glover	10,333	(5)	0.0%
Tamar Howson	—		—%
Richard Heyman, PhD	—		—%
Executive Officers
Keith Murphy	6,711,092	(6)	10.3%
Barry Michaels	789,531	(7)	1.2%
Sharon Presnell, PhD	502,816	(8)	0.8%
Eric David, PhD	1,001,806	(9)	1.5%
Michael Renard	187,500	(10)	0.3%
All executive officers and directors as a group (10 persons)	10,145,172	(11)	15.6%

(1)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Unless otherwise indicated and subject to community property laws where applicable, the individuals named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(2)	Includes warrants to purchase 3,750 shares of common stock at an exercise price of $1.00 per share.
(3)	Includes options to purchase 15,500 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 15,500 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(4)

Includes warrants to purchase 3,000 shares of common stock at an exercise price of $1.00 per share. Includes options to purchase 15,500 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 15,500 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.

(5)	Includes 10,333 options to purchase shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 20,667 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(6)	255,255 of these shares are held by Equity Trust Co., Custodian FBO Keith Murphy IRA. Includes warrants to purchase 30,000 shares of common stock at an exercise price of $1.00 per share. Includes options to purchase 24,690 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 215,000 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(7)	Includes 99,218 options to purchase shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 142,969 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(8)	Includes 278,752 options to purchase shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 668,440 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(9)	Includes warrants to purchase 20,000 shares of common stock at an exercise price of $1.00 per share. Includes options to purchase 187,500 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 512,500 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(10)	Includes options to purchase 187,500 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 512,500 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(11)	Includes warrants to purchase 56,750 shares of common stock at an exercise price of $1.00 per share. Does not include shares underlying warrants issued to the Placement Agent in connection with the Bridge Financing or the Offering. Includes options to purchase 818,993 shares currently exercisable or exercisable within 60 days of July 1, 2013. Does not include 2,148,575 additional shares of common stock subject to future vesting pursuant to the terms of stock option agreements.

Changes in Control

We are not aware of any or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. To the Company’s knowledge, no person who, during fiscal year 2012 and during the three-month transition period ended March 31, 2013, was a director or officer of the Company, or beneficial owner of more than 10% of the Company’s common stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act, except that Sharon C. Presnell, Chief Technology Officer and Executive Vice President of Research and Development, filed late one Form 4 on August 8, 2012 that reported the acquisition of shares of common stock upon the exercise of stock options. This late filing was due to an administrative oversight by the Company. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis is designed to provide stockholders with an understanding of the Company’s compensation philosophy and objectives as well as an overview of the analysis that our Compensation Committee performed in setting the compensation for our executive officers. This compensation discussion and analysis summarizes the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken for each person serving as our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (our “named executive officers”), who were as follows:

•	Keith Murphy, our Chief Executive Officer and President;

•	Barry Michaels, our Chief Financial Officer and Corporate Secretary;

•	Sharon Presnell, our Chief Technology Officer and Executive Vice President of Research & Development;

•	Eric David, our Chief Strategy Officer; and

•	Michael Renard, our Executive Vice President of Commercial Operations.

On March 31, 2013, our Board approved the change of our fiscal year end from December 31st to March 31st in alignment with the Company’s intention to apply for an initial listing on the NYSE MKT stock exchange. In connection with this change, we are providing information in this compensation discussion and analysis for both the three-month transition period ended March 31, 2013, or the Transition Period, as well as for the 12-month period ended December 31, 2012.

Overview of Executive Compensation Program

On February 8, 2012, Organovo, Inc., a privately held Delaware corporation, merged with and into Organovo Acquisition Corp., a wholly-owned subsidiary of the Company, with Organovo, Inc. surviving the merger as a wholly-owned subsidiary of the Company. Following our reverse merger transaction in February 2012, we formed a Compensation Committee to oversee our executive compensation programs and to determine executive compensation.

Our compensation programs are intended to align our executive officers’ interests with those of our stockholders by rewarding their achievement of the specific Company and individual goals established by our Compensation Committee. Our compensation approach is tied to our early stage of development, with the performance goals established by the Compensation Committee focused on advancing our product development and commercialization objectives and, thereby, increasing long-term stockholder value.

In an effort to ensure our compensation practices are comparable to those of similar public biotech companies, the Compensation Committee engaged Compensia, Inc., an independent, national compensation consulting firm (“Compensia”), in April 2012. Compensia’s services included the following:

•	an assessment of our executive compensation philosophy and plan structures and objectives;

•	the development of a peer group of companies for compensation comparison purposes;

•	the collection of competitive compensation levels for our executive positions;

•	an assessment of our executives’ base salaries, cash incentives and equity compensation levels; and

•	a review of board of director compensation market practices among public biotech companies of comparable size and/or stage.

Compensia completed its assessment of our executive compensation program in April 2012 and its assessment of our director compensation program in July 2012.

The Compensation Committee reviews and approves all compensation decisions relating to our executives, including our named executive officers, and oversees and administers our executive compensation programs and plans. Our compensation programs and plans are designed to attract, retain, and incentivize talented executives, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. As we continue to focus on meeting our product development and commercialization milestones, we expect that the specific direction, emphasis, and components of our executive compensation programs will continue to evolve.

During fiscal 2012 and the Transition Period, the objectives of our compensation programs included:

•	a program structure to attract and retain the most highly qualified executive officers;

•	appropriate guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•	harmonization of salary, short-term cash incentives, long-term equity incentives, and other compensation benefits for executive officers hired under significantly different circumstances;

•	alignment of executive compensation, individually and as a team, to the long-term interests of stockholders;

•	program flexibility to permit the accommodation of appropriate individual circumstances; and

•	clear, aligned and easily measured performance goals.

Our Compensation Committee implemented changes to our compensation program during fiscal 2012 in connection with our transition from a private to a publicly-traded company. Our Compensation Committee intends to evaluate our compensation philosophy and programs as circumstances require in the future. At a minimum, our Compensation Committee will review executive compensation annually.

Compensation Process

Beginning in April 2012, our Compensation Committee was responsible for establishing our compensation philosophy and setting the compensation levels for our executive officers. To assist the Compensation Committee, our Chief Executive Officer prepares a report recommending the base salaries, short-term cash incentive targets, and long-term equity incentives for each executive officer. In addition to this report, our Compensation Committee considers relevant market compensation data. The Compensation Committee in its sole discretion may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the Compensation Committee.

Benchmarking. As part of its services, Compensia developed and recommended a “peer” group of fifteen (15) biotech companies to be used by the Compensation Committee for benchmarking the Company’s compensation programs. Each member of the peer group was selected based on an evaluation of the nature of its operations, including its revenues, net income, market capitalization and number of employees. The selected peer group averaged as follows: $16 million in annual revenues, $20 million in annual net losses, a market value of $75 million and 48 employees.

The following companies comprised our peer group (the “peer group”) for fiscal 2012 and the Transition Period:

Aastrom Biosciences	Arrowhead Research	Athersys
BioMimetic Therapeutics	Cytokinetics	Cytori Therapeutics
CytRx	Fibrocell Science	Insmed
InVivo Therapeutics	Lpath	Maxygen
Neuralstem	Peregrine Pharmaceuticals	Rexahn Pharmaceuticals

The Compensation Committee has determined to use the same peer group for fiscal 2013 for purposes of benchmarking the Company’s compensation programs.

Evaluation of Executive Compensation. At the Compensation Committee’s request, in April 2012, Compensia conducted an executive compensation review to benchmark our executive compensation relative to our peer group and to supplemental data from published market surveys. The Compensation Committee used this report to evaluate whether our executive compensation levels, including base salary, short-term cash incentives and long-term equity incentives, were within industry norms. Based on this report, the Compensation Committee determined that the Company’s executive compensation programs were more aligned with pre-IPO practices than public company practices, and that the total compensation for all executives was substantially below peer practices due to low base salaries and the lack of cash and equity incentives.

Determination of Executive Compensation. In setting compensation for our executive officers, our Compensation Committee’s philosophy is to consider market levels of compensation. During 2012, with the assistance of Compensia, the Compensation Committee established a philosophy to target total compensation for our named executives at the 50th percentile of market, based on our peer group. Total compensation for this purpose comprises base salary, annual short-term cash incentives and long-term equity incentives.

In addition to market benchmarking, the Compensation Committee reviews the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), considers the Company’s overall performance during the prior fiscal year, each executive’s individual contributions during the prior fiscal year, the individual’s annual performance reviews based on achievement of annual goals, industry research, and other relevant market data. With respect to new hires, our Compensation Committee considers an executive’s background and historical compensation in lieu of prior year performance.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•	base salary;

•	short-term cash incentives;

•	long-term equity-based incentives; and

•	other benefits.

The Compensation Committee endeavors to combine these elements to develop a compensation package that provides competitive pay, rewards the achievement of financial, operational, and strategic objectives and aligns the interests of our executive officers and other senior personnel with those of our stockholders.

Base Salary: The Compensation Committee has provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided during the fiscal year. In setting base salaries, our Compensation Committee considers, and will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s contribution and performance during the prior fiscal year, relevant market data, and benchmark levels. The evaluations and recommendations proposed by our Chief Executive Officer are also considered. With respect to new hires, the Compensation Committee considers an executive’s background and historical compensation in lieu of prior year performance. Our Compensation Committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our Compensation Committee to continue these policies going forward.

In setting the base salaries for our executives for 2012, our Compensation Committee initially did so subjectively based on their research, informal benchmarking, and personal knowledge of companies in the biotech industry. Following the assessment of our compensation programs by Compensia, which was completed in April 2012, the Compensation Committee adjusted certain base salaries effective July 2012 to be more in line with the philosophy to target compensation at the 50th percentile of market. The bases salaries of our executive officers for fiscal 2012 and for the Transition Period and fiscal 2013 are set forth in the following table:

Name and Title	2012 Base Salary	Revised 2012 Base Salary(1)	Transition Period and Fiscal 2013 Base Salary
Keith Murphy, Chief Executive Officer and President	$302,500	$321,000	$330,630
Barry Michaels, Chief Financial Officer and Corporate Secretary	$230,022	$262,500	$270,375
Sharon Presnell, Chief Technology Officer and Executive Vice President of Research & Development	$248,000	$262,500	$270,375
Eric David, Chief Strategy Officer	$270,010	$270,010	$278,110
Michael Renard, Executive Vice President of Commercial Operations	$240,006	$240,006	$247,206

(1)	Salary increases effective July 2012.

Short-Term Cash Incentive Awards. We did not have a formal cash incentive program prior to July 2012. For the year ended December 31, 2011, the Compensation Committee awarded discretionary bonuses to Messrs. Murphy and Michaels and Ms. Presnell based on their services during fiscal 2011. The Compensation Committee also approved a signing bonus payment for Mr. David upon his acceptance of employment with the Company.

During 2012, with the assistance of Compensia, the Compensation Committee developed and adopted an annual cash incentive plan, which provides executive officers an incentive opportunity as a percent of their base salary based upon the achievement of corporate performance goals evaluated and approved by the Compensation Committee.

For fiscal 2012, the Compensation Committee determined that each named executive officer’s annual incentive base, target and stretch bonus opportunity expressed as a percentage of their base salary would be equal to 15%, 30% and 45%, respectively; subject to satisfaction of the applicable performance criteria required for the achievement of the base, target and stretch performance levels. Under the annual cash incentive plan, the Compensation Committee has discretion to determine the actual percentage of the annual incentive award the executives will receive for partial achievement of the performance objectives. For example, if the Company achieves one or more (but not all) of the target performance objectives, the Compensation Committee can award an annual incentive bonus between 15% and 30% of the executive officer’s base salary.

Following the conclusion of fiscal 2012, the Compensation Committee evaluated the Company’s performance and determined that the annual incentive bonus payable to each of the executive officers would be 29.5% of the executive officer’s base salary, resulting in the following payments made in March 2013:

Name and Title	2012 Bonus Potential at Target	2012 Bonus Award	% of Target Potential
Keith Murphy, Chief Executive Officer and President	$92,204	$90,667	98.3
Barry Michaels, Chief Financial Officer and Corporate Secretary	$75,221	$73,967	98.3
Sharon Presnell, Chief Technology Officer and Executive Vice President of Research & Development	$78,851	$77,537	98.3
Eric David, Chief Strategy Officer	$48,290	$47,486	98.3
Michael Renard, Executive Vice President of Commercial Operations	$47,078	$46,293	98.3

Equity-Based Incentive Awards. In addition to base salaries and annual cash incentives, the Compensation Committee provides long-term, equity-based incentive awards to our executive officers. These equity-based incentive awards generally consist of options to purchase shares of our common stock and restricted stock units (“RSUs”). The Compensation Committee believes that stock option and RSU awards help further the Company’s compensation objectives by encouraging executives to remain with the Company through at least the vesting period for these awards and providing them with an incentive to continue to focus on the Company’s long-term financial performance and increasing stockholder value.

The Compensation Committee has and plans to continue to grant long-term equity incentive awards to the Company’s executive officers in connection with their initial hire, following promotions and on an annual basis. The guidelines for initial grants are based on the executive’s position and the guidelines for annual grants are designed to partially replace the number of options initially granted to the executive at hiring that vest after one year. With respect to new hires, the Compensation Committee will also consider the executive’s background and historical compensation when determining the number of options or RSUs to grant to the executive. The actual number of options or RSUs for an executive may be higher or lower than these guidelines, based on their individual performance or extraordinary achievements.

The Compensation Committee approved the following equity awards during fiscal 2012 and the Transition Period:

•

2012 Annual Equity Awards. On April 18, 2012, Mr. Michaels and Ms. Presnell were granted options to purchase 62,500 and 175,000 shares of our common stock, respectively, at an exercise price of $2.25, the closing price of our common stock on the date of grant.

On August 6, 2012, Mr. Murphy was granted 200,000 time-based RSUs and 200,000 performance-based RSUs. The time-based RSUs vest over four (4) years in equal annual installments. The performance-based RSUs vest upon the achievement of certain performance objectives on or prior to December 31, 2014, including assuring that the Company has adequate working capital to support its business plan, the entry into certain commercial arrangements, the satisfaction of all required qualifications for listing of the Company’s common stock on one of the national stock exchanges and certain analyst coverage of, and reports on, the Company. The actual number of shares that vest may be 0% to 100% of the 200,000 performance-based RSUs granted, depending on the achievement of these performance measures.

•

New Hire Equity Awards. On July 23, 2012, Messrs. Renard and David were each granted options to purchase 600,000 shares of our common stock at an exercise price of $1.65 per share, the closing price of our common stock on the date of grant. 25% of the option shares vest 12 months from the vesting start date, and the remaining options vest on a quarterly basis over the next 12 quarters (for a total vesting period of 48 months from the date of grant).

•

Initial Equity Award. Mr. Michaels did not receive an equity-based award when he joined the Company in 2011. On August 6, 2012, Mr. Michaels was granted 750,000 time-based RSUs. The time-based RSUs vest over four (4) years in equal annual installments.

•

Executive Incentive Award Agreements. In connection with the issuance of the time-based RSUs to Messrs. Murphy and Michaels in August 6, 2012, the Compensation Committee approved executive incentive award agreements for these executive officers. Under the executive incentive award agreements, Messrs. Murphy and Michaels will be allowed to pay applicable federal and state withholding taxes by returning an equivalent number of vested RSUs to the Company for cancellation on the applicable vesting date. If they elect to return shares to the Company for cancellation on an annual vesting date to cover their respective federal and state withholding taxes, these executive officers will automatically be issued on such vesting date a stock option. The number of shares of common stock subject to the stock option will be equal to the number of shares the executive officer returns to the Company as payment for applicable federal and state withholding taxes and will be fully vested. The exercise price of the stock option will be equal to the closing sale price of the Company’s common stock on the applicable vesting date.

•

2013 Transition Period Equity Awards. On March 12, 2013, the Compensation Committee granted each of the named executive officers stock options for fiscal 2013, including an option for 215,000 shares for Mr. Murphy and options for 100,000 shares for each of Ms. Presnell and Messrs. Michaels, David and Renard. Each of the stock options have an exercise price of $3.93 per share, the closing price of our common stock on the date of grant. The stock options vest over a four year period, with 25% of the shares vesting on January 1, 2014, and the remaining shares vesting quarterly over the next three years.

Stock and Option Grant Practices. All long-term equity incentives to our executives, employees, consultants and directors have been granted at no less than the fair market value on the date of the award or grant. The amount of realizable value related to such grants and awards is determined by our stock price on the dates of vesting and, therefore, will be determined by our financial performance in the time after the award but prior to vesting. Whether the stock price moves up or down shortly after the award date is largely irrelevant for purposes of the long-term equity incentives.

The exercise price of any option grant and the value of any RSU award are determined by reference to the fair market value of the underlying shares, which our 2012 Equity Incentive Plan (the “Plan”) defines as the closing price of our common stock on the date of grant. However, because options have been, and will continue to be, granted at fair market value, such options only have cash value to the holder to the extent that the stock price of our common stock increases during the term of the option. RSUs generally have cash value equal to the current stock price.

Under the Plan, stock option grants generally vest over four years, with 25 percent of the option shares vesting on the one-year anniversary of the vesting commencement date and the remaining option shares vesting on a quarterly basis over the next 12 quarters (for a total vesting period of 48 months from the date of grant). All vesting is subject to continued service to the Company. All options have a 10-year term. Additional information regarding accelerated vesting following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Other Benefits. In order to attract and retain qualified individuals and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•	Health Insurance – We provide each of our executives and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees.

•	Life and Disability Insurance – We provide each of our executives with the same life and disability insurance as we make available to our other eligible employees.

•	Pension Benefits – We do not provide pension arrangements or post-retirement health coverage for our executives or employees, nor do we currently offer a 401(k) plan to employees.

•	Nonqualified Deferred Compensation – We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•

Perquisites – We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements and Severance and Change of Control Benefits

Employment Agreement. We entered into an employment agreement with Mr. Murphy in February 2012. The terms of Mr. Murphy’s employment agreement provide for him to receive a base salary per year as determined by the Board or a committee of the Board. The term of the employment agreement expired after one year from the effective date, and automatically renews thereafter, unless we provide Mr. Murphy advanced notice of nonrenewal. Mr. Murphy is also eligible to participate in our annual bonus plan and other short-term incentive compensation plans established for our senior executives by our Board or the Compensation Committee. Mr. Murphy is also entitled to participate in our equity-based incentive plans. Mr. Murphy is not entitled to any severance payments under his employment agreement.

Severance Benefits. Pursuant to the terms of their respective offer letters, Mr. Michaels, Ms. Presnell and Mr. Renard are entitled to certain severance benefits in the event of termination for any reason other than cause. Provided that Mr. Michaels, Ms. Presnell or Mr. Renard execute the Company’s form Release and Non-Disparagement Agreement in connection with any such termination, each is entitled to three months of his or her respective salary and benefits plus an additional two weeks of salary and benefits for each fully completed year of employment, up to a maximum of six months of total salary and benefits paid. See “Potential Payments upon Termination or Change of Control” below.

Change of Control Benefits. The outstanding equity awards held by the Company’s named executive officers provide such named executive offices with accelerated vesting upon the named executive officer’s involuntary termination without cause or their voluntary termination for good reason within 12 months of a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in this Proxy Statement. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors:

Robert Baltera, Jr.

James Glover, Chair

Tamar Howson

EXECUTIVE COMPENSATION

The following tables contain compensation information for our named executive officers during the three-month transition period ended March 31, 2013 and for the 12-month periods ended December 31, 2012, 2011 and 2010. The information included in these tables should be read in conjunction with the Compensation Discussion and Analysis disclosed above.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each named executive officer for the three-month transition period ended March 31, 2013, and the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year or Period	Salary($)(1)		Bonus(4) ($)	Option Awards (5) ($)	Stock Awards ($)	Non- Equity Incentive Plan Compensation(6)	All Other Compensation (7) ($)		Total ($)
Keith Murphy	3 Mo. Transition Period	82,658		—	741,131	—	—	—		823,789
Chairman, Chief Executive Officer, and President	2012	298,885		—	—	680,000	90,667	—		1,069,552
	2011	217,711		30,000	—	—	—	—	(3)	247,711
	2010	110,000	(2)	—	—	—	—	—		110,000

Barry D. Michaels	3 Mo. Transition Period	67,594		—	305,349	—	—	—		372,943
Chief Financial Officer and Corporate Secretary	2012	241,889		—	234,432	1,275,000	73,967	—		1,825,288
	2011	74,315		25,000	—	—	—	—		99,315
	2010	—		—	—	—	—	—		—

Sharon Presnell	3 Mo. Transition Period	67,594		—	305,349	—	—	—		372,943
Chief Technology Officer and Executive Vice President of Research and Development	2012	253,298		—	303,996	—	77,537	—		634,831
	2011	157,385		50,000	54,635	—	—	24,681		286,701
	2010	—		—	—	—	—	—		—

Eric David	3 Mo. Transition Period	69,528		—	305,349	—	—	—		374,877
Chief Strategy Officer	2012	160,968		22,500	757,758	—	47,486	28,245		1,016,957
	2011	—		—	—	—	—	—		—
	2010	—		—	—	—	—	—		—

Michael Renard	3 Mo. Transition Period	61,802		—	305,349	—	—	—		367,151
Executive Vice President of Commercial Operations	2012	156,927		—	758,946	—	46,293	40,000		1,002,166
	2011	—		—	—	—	—	—		—
	2010	—		—	—	—	—	—		—

(1)	The Transition Period is for the three months ended March 31, 2013, with the Transition Period salary pro-rated based on the respective executive’s annual salary.
(2)	Includes $63,462 base salary earned, but deferred to future periods.
(3)	Excludes payments made for a personal computer used primarily for business purposes in the aggregate of less than $10,000.
(4)	Annual bonuses for fiscal year 2011 were awarded by the Compensation Committee after the completion of the fiscal year taking into account the Company’s performance against corporate and individual goals. Includes a $22,500 sign-on bonus awarded to Mr. Eric David when he joined the Company in 2012.
(5)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 7 – Stockholders’ Equity” of our notes to consolidated financial statements in the transition report on Form 10-KT for the three months ended March 31, 2013, as filed with the SEC.
(6)	The amounts for fiscal year 2012 were awarded under the Company’s annual cash incentive plan based on the achievement of Company goals approved by the Compensation Committee.
(7)	Excludes payments made for the reimbursement of medical insurance premiums. Amounts included in the “All Other Compensation” column for Ms. Presnell, Mr. David and Mr. Renard represent relocation expenses incurred upon hire.

Grants of Plan-Based Awards

Transition Period. The following table provides information on the grants of awards made to each named executive officer during the three-month transition period ended March 31, 2013 under the 2012 Plan.

Name	Grant Date	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards ($)
Keith Murphy	2/13/2013	—	24,690	4.58	84,631
	3/12/2013	—	215,000	3.93	656,500
Barry Michaels	3/12/2013	—	100,000	3.93	305,349
Sharon Presnell	3/12/2013	—	100,000	3.93	305,349
Eric David	3/12/2013	—	100,000	3.93	305,349
Michael Renard	3/12/2013	—	100,000	3.93	305,349

(1)	Mr. Murphy’s stock options listed above vested on the grant date. The other stock options listed above vest 25% on the first anniversary of the date of grant, with the remaining vesting in equal quarterly amounts over the following three years.

Fiscal Year 2012. The following table provides information on the grants of awards made to each named executive officer during the fiscal year ended December 31, 2012 under the 2012 Plan.

Name	Grant Date	No. of Units Granted Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
Keith Murphy
Annual Bonus(1)			$46,102	$92,204	$138,306
Restricted Stock	8/6/2012					200,000				$340,000
Restricted Stock	8/6/2012					200,000				$340,000

Barry Michaels
Annual Bonus(1)			37,610	75,221	112,831
Restricted Stock	8/6/2012					750,000				$1,275,000
Stock Options	4/18/2012						62,500		2.25	108,570
Stock Options	8/23/2012						79,687	(4)	2.10	125,862

Sharon Presnell
Annual Bonus(1)			39,425	78,851	118,276
Stock Options	4/18/2012						175,000		2.25	303,996

Eric David
Annual Bonus(1)			24,145	48,290	72,436
Stock Options	7/23/2012						600,000		1.65	757,758

Michael Renard
Annual Bonus(1)			23,539	47,078	70,617
Stock Options	7/23/2012						600,000		1.65	758,946

(1)

The amounts shown reflect possible payments under our annual incentive bonus program for fiscal year 2012, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary upon the Company’s achievement of certain pre-established performance measures. The named executive officers received payouts pursuant to this program for 2012 in March 2013. Please see “Executive Compensation – Compensation Discussion and Analysis” for more information regarding our annual incentive program.
(2)	The restricted stock units were granted under our stock incentive plan. The restricted stock units generally vest 25% on the first anniversary of the date of grant and 25% on each anniversary over the remaining three years. However, 200,000 of the restricted stock units granted to Mr. Murphy are performance-based restricted stock units subject to vesting upon the achievement of certain performance objectives. Please see “Executive Compensation – Compensation Discussion and Analysis” for more information regarding these awards.
(3)	The stock options were granted under our stock incentive plan. The stock options generally vest 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years. Please see “Executive Compensation – Compensation Discussion and Analysis” for more information regarding these awards.
(4)	The stock options were issued upon the return of restricted stock units by the executive to cover tax liability related to the vesting of 187,500 restricted stock units. The stock options were granted with immediate vesting at the vesting date market value exercise price.

Outstanding Equity Awards

Transition Period. The following table shows certain information regarding outstanding equity awards as of March 31, 2013 for the named executive officers.

	Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or Units of stock that have not vested(#)		Market Value of shares or Units of stock that have not vested($)(1)
Keith Murphy	24,690	(2)	—		4.58	2/13/2023	350,000	(3)	1,288,000
	—		215,000	(4)	3.93	3/12/2023

Barry Michaels	—		62,500	(5)	2.25	4/18/2022	562,500	(6)	2,070,000
	79,687	(7)	—		2.10	8/23/2022
	—		100,000	(4)	3.93	3/12/2023

Sharon Presnell	—		672,192	(8)	0.08	5/1/2021	—		—
			175,000	(5)	2.25	4/18/2022
			100,000	(4)	3.93	3/12/2023

Eric David	—		600,000	(9)	1.65	7/23/2022	—		—
			100,000	(4)	3.93	3/12/2023

Michael Renard	—		600,000	(10)	1.65	7/23/2022	—		—
			100,000	(4)	3.93	3/12/2023

(1)	The market value of the RSU’s is determined by multiplying the number of shares underlying the RSU’s by the closing price for our common stock of $3.68 on March 31, 2013.
(2)	Upon the return of restricted stock units by the executive to cover tax liability related to the vesting of 50,000 restricted stock units, stock options were granted on February 13, 2013 with immediate vesting at the vesting date market value exercise price.
(3)	Represents 200,000 performance-based restricted stock units subject to vesting upon the achievement of certain performance objectives, and 200,000 time-based restricted stock units of which 50,000 shares vested on February 13, 2013, with the remaining shares vesting 25% annually over the next three years.
(4)	25% of the stock options vest and become exercisable on January 1, 2014, with the remaining shares vesting in equal quarterly amounts over the next three years.

(5)	25% of the stock options vest and become exercisable on April 18, 2013, with the remaining shares vesting in equal quarterly amounts over the next three years.
(6)	Represents 750,000 time-based restricted stock units of which 187,500 shares vested on August 23, 2012, with the remaining shares vesting 25% annually over the next three years.
(7)	Upon the return of restricted stock units by the executive to cover tax liability related to the vesting of 187,500 restricted stock units, stock options were granted on August 23, 2012 with immediate vesting at the vesting date market value exercise price.
(8)	25% of the stock options vested and became exercisable on May 2, 2012, with the remaining shares vesting 25% annually over the next three years. Sharon Presnell had exercised 25% or 224,064 shares of her grant.
(9)	25% of the stock options vest and become exercisable on May 14, 2013, with the remaining shares vesting in equal quarterly amounts over the next three years.
(10)	25% of the stock options vest and become exercisable on April 30, 2013, with the remaining shares vesting in equal quarterly amounts over the next three years.

Fiscal Year 2012. The following table shows certain information regarding outstanding equity awards as of December 31, 2012 for the named executive officers.

	Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options(#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or Units of stock that have not vested(#)		Market Value of shares or Units of stock that have not vested($)(1)
Keith Murphy	—		—		—	—	400,000	(2)	1,040,000

Barry Michaels	—		62,500	(3)	2.25	4/18/2022	562,500	(4)	1,462,500
	79,687	(5)	—		2.10	8/23/2022
	—		—		—	—

Sharon Presnell	—		672,192	(6)	0.08	5/1/2021	—		—
			175,000	(3)	2.25	4/18/2022

Eric David	—		600,000	(7)	1.65	7/23/2022	—		—

Michael Renard	—		600,000	(8)	1.65	7/23/2022	—		—

(1)	The market value of the RSU’s is determined by multiplying the number of shares underlying the RSU’s by the closing price for our common stock of $2.60 on December 31, 2012.
(2)	Represents 200,000 performance-based restricted stock units subject to vesting upon the achievement of certain performance objectives, and 200,000 time-based restricted stock units vesting on February 13, 2013 with the remaining shares vesting 25% annually over the next three years.
(3)	25% of the stock options vest and become exercisable on April 18, 2013, with the remaining shares vesting in equal quarterly amounts over the next three years.
(4)	Represents 750,000 time-based restricted stock units of which 187,500 shares vested on August 23, 2012, with the remaining shares vesting 25% annually over the next three years.
(5)	Upon the return of restricted stock units by Barry Michaels to cover tax liability related to the vesting of 187,500 restricted stock units, stock options were granted on August 23, 2012 with immediate vesting at the vesting date market value exercise price.
(6)	25% of the stock options vested and became exercisable on May 2, 2012, with the remaining shares vesting 25% annually over the next three years. At December 31, 2012, Sharon Presnell had exercised 25% or 224,064 shares of her grant, with the other executive’s grants remaining unvested.
(7)	25% of the stock options vest and become exercisable on May 14, 2013, with the remaining shares vesting in equal quarterly amounts over the remaining three years.
(8)	25% of the stock options vest and become exercisable on April 30, 2013, with the remaining shares vesting in equal quarterly amounts over the remaining three years.

Option Exercises and Stock Vested

Transition Period. The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during the three-month transition period ended March 31, 2013 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Murphy	—	—	50,000	229,250
Barry Michaels	—	—	—	—
Sharon Presnell	—	—	—	—
Eric David	—	—	—	—
Michael Renard	—	—	—	—

(1)	The value realized on vesting is determined by multiplying the number of shares that vested during the three-month transition period ended March 31, 2013, times the closing price of our common stock on OTCQX on the applicable vesting date.

Fiscal Year 2012. The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 2012 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Murphy	—	—	—	—
Barry Michaels	—	—	187,500	393,750
Sharon Presnell	224,064	423,481	—	—
Eric David	—	—	—	—
Michael Renard	—	—	—	—

(1)	The value realized on vesting is determined by multiplying the number of shares that vested during the fiscal year ended December 31, 2012, times the closing price of our common stock on OTCQX on the applicable vesting date.
(2)	The value realized on vesting is determined by multiplying the number of shares exercised by the market value of the underlying shares on the exercise date less the exercise price of the shares.

Potential Payments upon Termination or Change of Control

Post-termination benefits for our named executive officers are established pursuant to the terms of their individual employment agreements or offer letters. The following table sets forth the amounts payable to each of our named executive officers based on an assumed termination as of March 31, 2013 and December 31, 2012 based upon certain designated events. Please see the employment offer letters described above in “Employment Agreements and Severance and Change of Control Benefits” for additional information.

Name	Base Salary		Health and Other Insurance Benefits		Stock Options (Unvested And Accelerated) ($)(1)		Restricted Stock Units (Unvested and Accelerated) ($)(2)		Total
	3 Mo. Transition Period	Fiscal 2012	3 Mo. Transition Period	Fiscal 2012	3 Mo. Transition Period	Fiscal 2012	3 Mo. Transition Period	Fiscal 2012	3 Mo. Transition Period	Fiscal 2012
Keith Murphy
Termination Without Cause	—	—	—	—	—	—	—	—	—	—
Termination after Change of Control	—	—	—	—	—	—	1,288,000	1,040,000	1,288,000	1,040,000

Barry Michaels
Termination Without Cause	77,993	75,721	12,246	11,397	—	—	—	—	90,239	87,118
Termination after Change of Control(3)	77,993	75,721	12,246	11,397	89,375	21,875	2,070,000	1,462,500	2,249,614	1,571,493

Sharon Presnell
Termination Without Cause	77,993	75,721	7,665	7,325	—	—	—	—	85,658	83,046
Termination after Change of Control(3)	77,993	75,721	7,665	7,325	2,670,141	1,755,174	—	—	2,755,799	1,838,220

Eric David
Termination Without Cause	—	—	—	—	—	—	—	—	—	—
Termination after Change of Control	—	—	—	—	1,218,000	570,000	—	—	1,218,000	570,000

Michael Renard
Termination Without Cause	61,802	60,002	7,174	6,853	—	—	—	—	68,976	66,855
Termination after Change of Control(3)	61,802	60,002	7,174	6,853	1,218,000	570,000	—	—	1,286,976	636,855

(1)	Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated. The value of the accelerated options is determined by multiplying (a) the difference between the closing price of our common stock on the OTCQX on the assumed termination date and the applicable exercise price of each option, by (b) the number of unvested and accelerated options.
(2)	Requires a change of control plus a qualifying termination of employment before vesting of RSUs would be accelerated. The values of the accelerated RSUs were determined by multiplying the closing price of our common stock on the assumed termination date by the number of unvested and accelerated RSUs.
(3)	Payment of Base Salary and Health and Other Benefits requires a change of control plus a qualifying termination of employment.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board Committees. Mr. Murphy, our President and Chief Executive Officer, receives no separate compensation for his service as a director.

The following table sets forth compensation earned and paid to each non-employee director for service as a director during the three-month transition period ended March 31, 2013 and the fiscal year ended December 31, 2012.

Director Compensation Table

Name		Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Robert Baltera, Jr.	3 Mo. Transition Period	17,375	—	17,375
	2012	46,000	52,340	98,340

Andras Forgacs	3 Mo. Transition Period	12,000	—	12,000
	2012	39,000	52,340	91,340

James Glover	3 Mo. Transition Period	20,000	—	20,000
	2012	29,750	52,934	82,684

Adam Stern(1)	3 Mo. Transition Period	12,000	—	12,000
	2012	33,000	52,340	85,340

(1)	Mr. Stern resigned from the Board effective June 6, 2013.
(2)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 7 – Stockholders’ Equity” of our notes to consolidated financial statements in the transition report on Form 10-K for the three months ended March 31, 2013, as filed with the SEC.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of then-current market practice. The Compensation Committee receives advice and recommendations from Compensia, its compensation consultant, with respect to its recommendation on director compensation matters. In September 2012, the Board, based on the recommendation of the Compensation Committee, adopted our current non-employee director compensation policy, pursuant to which nonemployee directors are compensated for their services on our Board of Directors. With the assistance of Compensia, the Compensation Committee established a philosophy to target total compensation for our non-employee directors at the 50th percentile of market, based on our peer group.

Pursuant to this policy, our non-employee directors will receive (i) an annual cash retainer of $24,000, (ii) an annual cash retainer for service as a Committee Chair, as follows: Audit Committee Chair – $10,000; Compensation Committee Chair – $6,000; and Nominating & Governance Committee Chair – $5,500; and (iii) a fee of $2,000 per Board meeting attended (whether in person or by telephone) and $1,000 per Committee meeting attended (whether in person or by telephone). In addition, in the event we appoint a non-employee director to serve either as a Non-Executive Chairman or a Lead Director, such direct will receive an annual retainer of $30,000 if serving as the Non-Executive Chairman or $18,000 if serving as the Lead Director.

Upon their initial election to the Board, each non-employee director will receive a stock option to acquire that number of shares of the Company’s common stock equal to 0.07% of the outstanding shares of common stock of the Company, as of the end of the most recently completed fiscal quarter prior to such director’s initial election, with the number of shares subject to the option rounded to the nearest 500 shares (the “Initial Option Grant”). The Initial Option Grant vests quarterly over three years, subject to accelerated vesting in the event of a change of control. The Initial Option Grant will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Each of the non-employee directors received an Initial Option Grant in September 2012, except for Ms. Howson who received an Initial Option Grant in June 2013.

In addition, pursuant to this policy, each non-employee director continuing in office after the date of an annual meeting of stockholders will receive a stock option grant with an exercise price equal to the fair market value of a share of the Company’s common stock on the day after the annual meeting of stockholders (the “Annual Option Grant”). The number of shares subject to the Annual Option Grant will be equal to 0.04% of the outstanding shares of common stock of the Company, as of the end of the most recently completed fiscal quarter prior to the date of the annual meeting, with the number of shares subject to the option rounded to the nearest 500 shares and vesting quarterly over three years. Each such Annual Option Grant will vest in full on the earlier of (i) one year from the date of grant or (ii) the next annual meeting of stockholders held by the Company, subject to acceleration in the event of the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of June 30, 2013, the Compensation Committee consisted of Robert Baltera, Jr., James Glover (Chair) and Tamar Howson. All of the members of the Compensation Committee are non-employee directors. No members of the Compensation Committee have a relationship that would constitute an interlocking relationship as defined by SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2012 (the beginning of our 2012 fiscal year) through March 31, 2013, there have not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the applicable year-end and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive Compensation” and the transactions set forth below. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Forward Split, Split-Off and Share Cancellation

On January 31, 2012, the common stock of Real Estate Restoration and Rental, Inc. (“RERR”), the predecessor of Organovo Holdings, Inc., was forward-split on a 10.5913504 for 1 basis. As a result of this stock split and the subsequent reincorporation of RERR into Delaware, there were approximately 6,000,000 shares of Organovo Holdings, Inc.’s (“Holdings Delaware”) common stock issued and outstanding as of January 31, 2012.

In connection with the closing of the reverse merger of Organovo, Inc. (a private Delaware corporation) into Holdings-Delaware on February 8, 2012 (the “Merger”), Holdings-Delaware transferred all of its operating assets and liabilities to Organovo Split Corp., a Delaware corporation (“PSOS”), and split-off PSOS (the “Split-Off”) through the sale of all of the outstanding capital stock of PSOS to the executive officers, directors and the affiliates of Holdings-Delaware (the “Split-Off Shareholders”). In connection with the Split-Off, 5,000,000 shares of common stock held by the Split-Off Shareholders were surrendered and cancelled without further consideration, other than the receipt of PSOS shares. An additional 1,236,000 shares of common stock were cancelled by other shareholders of Holdings-Delaware for no or nominal consideration. Concurrently with the closing of the Merger and in contemplation of the Merger, we completed the initial closing of a private offering (the “Offering”) of our securities (“Units”), at a price of $1.00 per Unit. Each Unit consisted of one share of common stock and a warrant to purchase one share of common stock.

Transactions with the Placement Agent and its Related Parties

We retained Spencer Trask Ventures, Inc. to serve as our placement agent (the “Placement Agent”) in connection with the Bridge Financing (as defined below), the Merger and the Offering as described herein. Adam Stern, one of former directors, was a Senior Managing Director of the Placement Agent when we completed these transactions.

The Placement Agent acted as finder to Organovo in connection with our bridge financing, in which Organovo issued $1,500,000 in principal amount of its 6% convertible promissory notes due March 31, 2012 (the “Bridge Notes”) and warrants to purchase an aggregate of 1,500,000 shares of Organovo’s common stock at a price of $1.00 per share (the “Bridge Warrants”) to accredited investors (the “Bridge Financing”). The Placement Agent was issued warrants to purchase Organovo warrants that automatically converted into warrants to purchase 20% of the shares of Holdings-Delaware common stock underlying the Units (as defined below) issued upon the conversion of the Bridge Notes in the Offering at a price of $1.00 per share as compensation for acting as a finder in the Bridge Financing. These warrants were exchanged at the initial close of the Offering for warrants (which are identical to the Placement Agent Warrants (as defined below) discussed below) to purchase 610,155 shares of common stock at an exercise price of $1.00 per share.

During 2012, concurrently with the closing of the Merger and in contemplation of the Merger, the Company completed three closings of a private placement financing of Units at a purchase price of $1.00 per Unit (the “Offering”). Each Unit consisted of one share of common stock and one warrant to purchase one share of common stock, with an exercise price of $1.00 per share. In the Offering, the Company raised total gross proceeds of $13,722,600 and total net proceeds of $11,593,066. The Company issued 13,722,600 shares of its common stock and warrants to purchase 15,247,987 shares of its common stock (including warrants to purchase 1,525,387 shares to former holders of the Bridge Notes) exercisable at $1.00 to investors in the Offering.

We engaged the Placement Agent as our exclusive placement agent in connection with the Offering. For its services, we paid the Placement Agent and its selected dealers total cash commissions of $1,372,260, paid the Placement Agent an expense allowance of $411,678 and issued the Placement Agent and its selected dealers five-year warrants (the “Placement Agent Warrants”) to purchase 6,099,195 shares of common stock (including 610,155 warrants issued in connection with issuance of the Bridge Notes and subsequently exchanged for new warrants in the Merger).

Prior to the initial closing of the Offering, several related parties to the Placement Agent purchased an aggregate of 219,705 shares of Holdings-Delaware’s common stock (2,326,974 shares on a post stock split adjusted basis) from various shareholders of Holdings-Delaware. The aggregate purchase price paid to such shareholders by the related parties for such shares was approximately $155,000.

The price of the Units was determined following our discussions with the Placement Agent. Among the factors considered in the negotiations were our limited operating history, our history of losses, an assessment of our management and our proposed operations, our current financial condition, the prospects for the industry in which we operate, the prospects for the development of our business with the capital raised in the Offering and the general condition of the securities markets at the time of the Offering. The Offering price of the Units or the exercise price of the Investor Warrants did not necessarily bear any relationship to our assets, book value or results of operations or any other generally accepted criterion of value.

As a result of these transactions, as of April 13, 2012, Mr. Stern reported holding 741,395 shares of common stock and warrants to purchase 360,000 shares of common stock. He also reported indirect beneficial ownership of 158,870 shares owned by ST Neuroscience Partners, LLC, 211,827 shares owned by Pavilion Capital Partners, LLC; and 132,392 shares owned by Piper Venture Partners, LLC.

We have agreed to indemnify the Placement Agent and other broker-dealers who are FINRA members selected by the Placement Agent to offer and sell Units, to the fullest extent permitted by law for a period of four (4) years from the closing of the Offering, against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Placement Agent, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Warrant Tender Offer

The Company retained Aegis Capital Corp. to act as its warrant agent for a tender offer in which the Company offered to amend warrants to purchase an aggregate of 14,510,928 shares of common stock to: (i) reduce the exercise price of the warrants from $1.00 per share to $0.80 per share of common stock in cash, (ii) shorten the exercise period of the warrants so that they expire concurrently with the tender offer, (iii) delete the price-based anti-dilution provisions contained in the warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the amended warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time following the completion of the tender offer. Adam K. Stern, one of former directors, was the Head of Private Equity Banking at Aegis Capital at the time of the tender offer. The Company completed the tender offer on December 21, 2012, resulting in the amendment and exercise of an aggregate of 9,578,344 warrants for an aggregate exercise price of approximately $7.7 million. As consideration for serving as warrant agent, the Company paid Aegis Capital approximately $188,000, including $15,000 in legal fees.

Warrant Redemption

We also agreed to engage Spencer Trask Ventures, Inc. as our warrant solicitation agent in the event the warrants issued to investors in the Offering (the “Investor Warrants”) were called for redemption. On February 5, 2013, the Company announced its intention to redeem two classes of outstanding warrants, including the Investor Warrants (the “Warrant Redemption”). The Company paid Spencer Trask Ventures, Inc. $114,780 upon completion of the Warrant Redemption.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of two Class II directors to serve for a three-year term until our 2016 Annual Meeting and until their successors are elected and qualified. The Board has unanimously nominated Tamar Howson and Richard Heyman, PhD for election to the Board as Class II directors.

Vote Required and Board Recommendation

Under our Certificate of Incorporation and Bylaws, the Class II directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the director nominees receiving the highest number of “FOR” votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF TAMAR HOWSON AND RICHARD HEYMAN, PHD (ITEM 1 ON THE ENCLOSED PROXY CARD).

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of Ms. Howson and Richard Heyman, PhD.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MAYER HOFFMAN MCCANN, P.C. AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. Representatives of Mayer Hoffman McCann are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions. Mayer Hoffman McCann has served as our independent registered public accounting firm since February 8, 2012. Prior to such time, Webb & Company, P.A. (“Webb”) served as our independent registered public accounting firm. We completed our reverse merger transaction and became a public reporting company on February 8, 2012.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

Audit and Non-Audit Fees

Mayer Hoffman McCann, P.C. has served as our independent registered public accounting firm since February 8, 2012. Our Audit Committee is responsible for approving the engagement of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the year ending March 31, 2014.

The Audit Committee has and intends to continue to meet with Mayer Hoffman McCann on a quarterly or more frequent basis. At such times, the Audit Committee has and will continue to review the services performed by Mayer Hoffman McCann, as well as the fees charged for such services.

The following table sets forth the fees for services provided and billed by Mayer Hoffman McCann relating to the transition period ended March 31, 2013 and the fiscal years ended December 31, 2012 and 2011.

	Three-months ended March 31, 2013	Fiscal Year 2012	Fiscal Year 2011
	Mayer Hoffman McCann	Mayer Hoffman McCann	Mayer Hoffman McCann
Audit fees	$125,060	$174,000	$12,500
Audit-related fees	$—	$13,127	$—
Tax Fees	$—	$—	$—
All other fees	$—	$—	$—

Total	$125,060	$187,127	$12,500

Audit Fees: For the transition period ended March 31, 2013 and for the fiscal years ended December 31, 2012 and 2011, the aggregate audit fees billed by independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Audit-Related Fees: For the transition period ended March 31, 2013 and the fiscal years ended December 31, 2012 and 2011, the audit-related fees billed by Mayer Hoffman McCann P.C. pertained to professional services rendered in connection with our reverse merger transaction in which we became a public reporting company and follow on resale registration statement.

Tax Fees: For the transition period ended March 31, 2013 and the fiscal years ended December 31, 2012 and 2011, there were no fees billed by our independent auditors for services related to tax return preparation and tax planning services.

All Other Fees: For the transition period ended March 31, 2013 and the fiscal years ended December 31, 2012 and 2011, there were no fees billed by our independent auditors for other services, other than the fees described above.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by Mayer Hoffman McCann P.C. to date are compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, the Audit Committee will reconsider the appointment if it is not approved by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MAYER HOFFMAN MCCANN AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2014 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of the Board of Directors of Organovo Holdings, Inc. with respect to Organovo’s audited financial statements for the three-month transition period ended March 31, 2013 and for the fiscal years ended December 31, 2010, 2011 and 2012, included in the Company’s Transition Report on Form 10-KT, filed with the SEC on May 24, 2013 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards for the NYSE MKT and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the Company’s website at www.organovo.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Mayer Hoffman McCann, P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Mayer Hoffman McCann, P.C. to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Mayer Hoffman McCann the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Mayer Hoffman McCann, with and without management present, to discuss the overall scope of Mayer Hoffman McCann’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Mayer Hoffman McCann required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Mayer Hoffman McCann its independence, and satisfied itself as to the independence of Mayer Hoffman McCann.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the three month transition period ended March 31, 2013 and for the fiscal years ended December 31, 2010, 2011 and 2012 be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

Robert Baltera

James Glover, Chair

Tamar Howson

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers as reported in the Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding our executive compensation programs.

The Compensation Committee and the Board have designed the Company’s executive compensation programs to implement its core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement for a more detailed discussion of how our compensation programs reflect the Company’s core objectives.

Voting and Board of Directors’ Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of Organovo Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from its stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year or every third year. In other words, stockholders can recommend how often a proposal like Proposal Three is included in the matters subject to a stockholder vote at an annual meeting.

We believe that our stockholders should have the opportunity to vote on our executive compensation program every year. An annual vote lets our Board and our Compensation Committee know whether our stockholders have concerns about the Company’s executive compensation programs on the most timely basis possible. As a result, our Board and our Compensation Committee will be able to evaluate and consider stockholder feedback each year.

The frequency of future stockholder votes on executive compensation is nonbinding. But our Board and Compensation Committee will carefully consider the opinion expressed by our stockholders on this proposal in choosing the frequency of future advisory votes on executive compensation.

Vote Required and Board Recommendation

Please mark your proxy card to reflect your preference on this proposal or your decision to abstain. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board and Compensation Committee both recommend that you select “one year” as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED PROXY CARD).

PROPOSAL FIVE

APPROVAL OF AN AMENDMENT TO THE ORGANOVO HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

Our Board and stockholders adopted the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”) in January 2012. The Plan was later amended with the approval of our Board and our stockholders in October 2012 to revise the performance criteria and existing award limitations on performance awards. On July 10, 2013, our Board approved an amendment to the Plan (the “Plan Amendment”), subject to stockholder approval, to increase the number of shares of our common stock available for issuance under the Plan by 5,000,000 shares. Approval of the Plan Amendment will allow us to continue providing the appropriate equity incentives that are critical to attracting and retaining the best personnel. As of July 1, 2013, 1,569,255 shares of common stock remain available for future awards issued under the Plan.

Key Features Designed to Protect Stockholders’ Interests

The Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following Plan features:

•	Independent Administrator. The Compensation Committee of our Board, which is comprised solely of independent, non-employee directors, is the Plan administrator.

•

No Evergreen Feature. The Plan expires by its terms on a specified date. In addition, the maximum number of shares available for issuance under the Plan is fixed and cannot be increased without stockholder approval. This is why we are requesting stockholder approval for the Plan Amendment.

•

Repricing and Reloading Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years’ duration.

•	Per-Participant Limits on Awards. The Plan limits the size of awards that may be granted during any one year to any one participant.

•

Award Design Flexibility. Different kinds of awards may be granted under the Plan, giving us the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The Plan permits the grant of performance-based stock awards that are payable only upon the attainment of specified performance criteria.

•

No Liberal Definition of Change in Control. The Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

Our Compensation Committee has full discretion to determine the number of awards to be granted to participants under the Plan, subject to an annual limitation on the total number of awards that may be granted to any one person. No awards have been granted contingent upon stockholder approval of the Plan Amendment.

The following is a summary of the principal features of the Plan, as proposed to be amended by the Plan Amendment, but it is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is available to any stockholder upon request, and the Amendment, which appears as Appendix A to this Proxy Statement.

Background and Purpose of the Plan

We adopted the Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for us, and to promote the success of our business.

Shares Available Under the Plan

Currently, there are 6,533,986 shares of common stock reserved for issuance under the Plan. The Plan Amendment would increase the number of shares available for issuance by 5,000,000 shares, for an aggregate of 11,553,986 shares of common stock. If an incentive award granted under the Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan. Additionally, shares used to pay the tax or exercise price of an award will become available for future grant or sale under the Plan. To the extent an award under the Plan is paid out in cash rather than shares, the cash payment will not result in reducing the number of shares available for issuance under the Plan. The maximum number of shares subject to awards that may be granted to any individual during any calendar year is 2,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to awards payable in cash is $2,000,000.

The number and class of shares of our common stock subject to the Plan, the number and class of shares subject to any numerical limit in the Plan, and the number, price and class of shares subject to awards will be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The Compensation Committee of the Board currently administers the Plan (the “Administrator”). Subject to the terms of the Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards under the Plan.

Eligibility and Participation

Participation in the Plan is open to all of our employees and directors and any person (including an advisor) engaged by us to render services to the Company, as the Administrator may select from time to time. As of the date of this Proxy Statement, three (3) non-employee directors and approximately forty-four (44) employees and other persons rendering services to the Company or any of its affiliates are eligible to participate in the Plan.

Grants

The Plan authorizes the grant to Plan participants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock or cash awards intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”), as described below:

Stock Options. Stock options entitle the participant, upon exercise, to purchase a specified number of shares of common stock at a specified price for a specified period of time. The Administrator may grant incentive and/or non-statutory stock options under the Plan. The exercise price for each stock option shall be determined by the Administrator but shall not be less than 100% of the fair market value of the common stock on the date of grant. The “fair market value” means, if the stock is listed on any established stock exchange or national market system (e.g., the NYSE MKT), the closing sales price of the stock, or, if the common stock is regularly quoted by a recognized securities dealer, but the selling prices are not reported, the mean between the high bid and low asked prices for the common stock on the day of determination, or in the absence of an established market for the stock, or if the stock is not regularly quoted or does not have sufficient trades or bid prices which would reflect the stock’s actual fair market value, the fair market value of the common stock will be determined in good faith by the Administrator upon the advice of a qualified valuation expert. As of July 1, 2013, the fair market value of a share of our common stock was $3.95 per share.

Any stock options granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Code. Only options granted to employees qualify for incentive stock option treatment.

Each stock option shall expire at such time as the Administrator shall determine at the time of grant. No stock option shall be exercisable later than the tenth anniversary of its grant. A stock option may be exercised in whole or in installments. A stock option may not be exercisable for a fraction of a share. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration determined by the Administrator.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the exercise price of the SAR. The exercise price for each SAR shall not be less than 100% of the fair market value of the common stock on the date of grant, and the term of an SAR shall be no more than ten years from the date of grant. At the discretion of the Administrator, the payment upon an SAR exercise may be in cash, in shares equivalent thereof, or in some combination thereof.

Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR by the number of shares with respect to which the SAR is exercised.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be awarded or sold to participants under such terms and conditions as shall be established by the Administrator. Restricted stock and restricted stock units shall be subject to such restrictions as the Administrator determines, including a prohibition against sale, assignment, transfer, pledge or hypothecation, and a requirement that the participant forfeit such shares or units in the event of termination of employment. A restricted stock unit provides a participant the right to receive payment at a future date after the lapse of restrictions or achievement of performance criteria or other conditions determined by the Administrator.

Performance Stock. The Administrator shall designate the participants to whom long-term performance stock/units are to be awarded and determine the number of shares, the length of the performance period and the other vesting terms and conditions of each such award. Each award of performance stock/units shall entitle the participant to a payment in the form of shares/units of common stock upon the attainment of performance criteria and other vesting terms and conditions specified by the Administrator. The Administrator may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a performance stock award.

All awards made under the Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.

If performance stock/units are intended to qualify as performance-based compensation under Section 162(m) of the Code, the award must specify a predetermined amount of cash or shares that may be earned by the covered employee to the extent that one or more of the following predetermined performance criteria are attained within a predetermined performance period: (i) earnings per share; (ii) operating cash flow; (iii) operating income; (iv) profit after-tax; (v) profit before-tax; (vi) return on assets; (vii) return on equity; (viii) return on sales; (ix) revenue; and (x) total shareholder return; (xi) return on capital, including but not limited to return on invested capital against a weighted average cost of capital; (xii) return on net assets; (xiii) economic value added; (xiv) market share; (xv) customer service; (xvi) customer satisfaction; (xvii) safety;

(xviii) total stockholder return; (xix) free cash flow; (xx) net operating income; (xxi) operating cash flow; (xxii) return on investment; (xxiii) employee satisfaction; (xxiv) employee retention; (xxv) balance of cash, cash equivalents and marketable securities; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; (xxx) filing of patents; (xxxi) submission and/or publication of scientific works; (xxxii) execution or expansion of strategic partnerships or relationships; or (xxxiii) such other measures as determined by the Compensation Committee consistent with the terms of the Plan.

Performance criteria may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. Performance criteria have the same meanings as used in our financial statements, or, if such terms are not used in our financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in our industry. Performance criteria are calculated with respect to the Company and each subsidiary corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Compensation Committee. For purposes of the Plan, the performance criteria applicable to an award of performance stock/units is calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any award of performance stock/units for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance criteria applicable to the award of performance stock/units. Each such adjustment, if any, is made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of a covered employee’s rights with respect to an award of performance stock/units.

New Plan Benefits and Previously Awarded Options

Awards that may be granted to eligible persons under the Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group. Consequently, no New Plan Benefits Table is included in this Proxy Statement.

We granted equity awards under the Plan during our fiscal year ended December 31, 2012 and during the three-month period ended March 31, 2013 to our named executive officers, non-employee directors, and other eligible employees. Grants made during our last fiscal year to our named executive officers are reflected in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this Proxy Statement. Likewise, grants made to our non-employee directors are reflected in the “Director Compensation Table” in the “Director Compensation” section of this Proxy Statement. The number of shares subject to awards granted under the Plan during our fiscal year ended December 31, 2012 to all employees (including all current officers who are not executive officers) and consultants as a group was 1,219,940 shares. The number of shares subject to awards granted under the Plan during our the three-month period ended March 31, 2013 to all employees (including all current officers who are not executive officers) and consultants as a group was 343,291 shares.

The following are the number of shares subject to stock options or vendor warrants received by the following persons or groups since the inception of the Plan through March 31, 2013: (i) Keith Murphy: 615,000 shares; (ii) Barry D. Michaels: 912,500 shares; (iii) Sharon Presnell: 275,000 shares; (iv) Eric David: 700,000 shares; (v) Michael Renard: 700,000 shares; (vi) all current executive officers as a group (5 persons): 3,202,500 shares; (vii) all current directors, who are not executive officers, as a group (4 persons): 93,000 shares; and (viii) all employees (including all current officers who are not executive officers) and consultants as a group (approximately 33 persons): 1,532,231 shares.

Duration, Amendment, and Termination

Unless sooner terminated by the Board, the Plan will terminate ten years after its adoption. The Board may amend, alter, suspend or terminate the Plan at any time or from time to time without stockholder approval or ratification, unless necessary and desirable to comply with applicable law. However, before an amendment may be made that would adversely affect a participant who has already been granted an award; the participant’s consent must be obtained.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the Plan, based upon the provisions of the Code as of the date of this Proxy Statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the Plan.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by us for federal income tax purposes.

Non-statutory Stock Options. Options not designated or qualifying as incentive stock options are non-statutory stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a non-statutory stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a non-statutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a non-statutory stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a non-statutory stock option.

Deductibility of Compensation. The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the Company’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance criteria and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Plan that are based on performance criteria, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows, as of March 31, 2013, information for all equity compensation plans previously approved by stockholders and for all compensation plans not previously approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2008 Equity Incentive Plan	672,192	$0.08	—
2012 Equity Incentive Plan	4,714,511	$1.89	1,726,255
Equity compensation plans not approved by security holders	—	—	—
Total	5,386,703	$1.67	1,726,255

(1)	The number of securities to be issued upon exercise includes outstanding restricted stock units, but the weighted-average exercise price does not take these awards into account.

Vote Required and Board Recommendation

If a quorum is present, approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE ORGANOVO HOLDINGS, INC. 2012 EQUITY INCENTIVE PLAN.

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials are being made available to stockholders, in accordance with SEC rules, by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to cast your vote via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2014 Annual Meeting must do so by sending such proposal to our Corporate Secretary at Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2014 Annual Meeting is March 14, 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before March 14, 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after March 14, 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 45 days but not more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the 2013 Annual Meeting (i.e., July 12, 2014) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received by the Company on or after April 28, 2014 but no later than May 28, 2014. If the date of the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the 2013 Annual Meeting, notice must be received not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Organovo Holdings, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attn: Corporate Secretary, telephone (858) 550-9994. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement, the Notice and our Annual Report are also available at www.proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also write to: VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, Attention Yoel Goldfelder, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Organovo Holdings, Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT

The Company filed an Annual Report on Form 10-K for the year ended December 31, 2012 and a Transition Report on Form 10-KT for the transition period ended March 31, 2013 with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K and Transition Report on Form 10-KT will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attention: Corporate Secretary. Neither the Annual Report on Form 10-K nor the Transition Report on Form 10-KT (which is defined herein as the “Annual Report”) is incorporated into this Proxy Statement and is not considered proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Keith Murphy

Keith Murphy

Chairman of the Board, Chief Executive

Officer and President

July 12, 2013

Appendix A

PLAN AMENDMENT

ORGANOVO HOLDINGS, INC. 2012 EQUITY INCENTIVE PLAN

This Amendment to the 2012 Equity Incentive Plan (the “Plan Amendment”) of Organovo Holdings, Inc., a Delaware corporation (the “Company”), was approved by the Board of Directors of the Company, effective as of July 10, 2013, and the stockholders of the Company, effective as of August     , 2013.

1. Amendment of Section 3.a. of the 2012 Equity Incentive Plan (the “Plan”) of the Company is hereby amended and restated and replaced in its entirety with the following:

“3. Stock Subject to the Plan.

a. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 11,553,986 Shares. The Shares may be authorized, but unissued or reacquired Common Stock.”

2. Effect of Plan Amendment. Except as expressly modified by this Plan Amendment, the Plan shall remain unmodified and in full force and effect.

ORGANOVO HOLDINGS, INC. 6275 Nancy Ridge Drive SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	Tamar Howson 02 Richard Heyman, PhD
The Board of Directors recommends you vote FOR proposals 2. and 3.:		For	Against	Abstain
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2014;	☐	☐	☐	NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

3.	To hold a non-binding advisory vote on the compensation of our named executive officers;	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	3 years	2 years	1 year	Abstain
4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
5.	To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 5,000,000 shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ORGANOVO HOLDINGS, INC.

2013 Annual Meeting of Stockholders

August 21, 2013 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Barry Michaels and Cy Talbot, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORGANOVO HOLDINGS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, PDT on 8/21/2013, at Organovo Holdings, Inc., 6275 Nancy Ridge Dr., San Diego, California 92121, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

Continued and to be signed on reverse side